UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       June 10, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Moores Road Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 10, 2005, Cephalon, Inc. (the “Registrant”), Cell Therapeutics, Inc. (“CTI”) and CTI Technologies, Inc., a wholly owned subsidiary of CTI (“CTIT,” and together with CTI, the “Sellers”) entered into an Acquisition Agreement (the “Agreement”) under which the Registrant will acquire all assets related to TRISENOX® (arsenic trioxide) injection for approximately $70 million cash.  The Agreement provides for future cash payments to the Sellers, totaling up to $100 million, upon the achievement of certain label expansions and sales milestones.  The completion of the transaction is subject to several conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act.  The acquisition is expected to close in the third quarter of 2005.

There are no material relationships between the Sellers and the Registrant or any of the Registrant’s affiliates, directors or officers (or any associate of any such director or officer), other than by virtue of the Agreement.  The Registrant hereby incorporates by reference the press release dated June 13, 2005, attached hereto as Exhibit 99.1, and made a part of this Item 1.01.

Item 8.01                                             Other Events.

(1)           On June 10, 2005, the Registrant commenced a cash tender offer for all of its outstanding 2 ½ percent Convertible Subordinated Notes Due December 2006.  The tender offer will expire at 5:00 p.m. New York City Time on July 11, 2005, unless extended.  The Registrant hereby incorporates by reference the press release dated June 10, 2005, attached hereto as Exhibit 99.2, and made a part of this Item 8.01.

(2)           On June 14, 2005 (the “Closing Date”), the Registrant completed its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of capital stock of Salmedix, Inc. (“Salmedix”).  The Acquisition was accomplished pursuant to an Agreement and Plan of Merger dated as of May 12, 2005 (the “Merger Agreement”) between the Registrant, Cepsal Acquisition Corp., a wholly-owned subsidiary of the Registrant, and Salmedix  (together with certain individuals representing the stockholders of Salmedix.  Pursuant to the Merger Agreement, Cephalon acquired Salmedix through the merger of Cepsal Acquisition Corp. with and into Salmedix, with Salmedix surviving as a wholly-owned subsidiary of Cephalon (the “Merger”).  At the effective time of the Merger, the holders of the outstanding capital stock, on a fully-diluted basis, of Salmedix received approximately $158 milion cash and the right to receive payments totaling up to $40 million upon achievement of certain regulatory milestones.  The purchase price of the Acquisition was funded from existing cash on hand.

There are no material relationships between Salmedix and the Registrant or any of the Registrant’s affiliates, directors or officers (or any associate of any such director or officer), other than by virtue of the Merger Agreement.   The Registrant hereby incorporates by reference the press release dated June 14, 2005, attached hereto as Exhibit 99.3, and made a part of this Item 8.01.

Item 9.01               Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

None

(b)	Pro forma Financial Information.

None

(c)	Exhibits.

	Exhibit No.	Description of Document

	99.1	Press Release dated June 13, 2005 – Cephalon, Inc. Announces Acquisition of TRISENOX® from Cell Therapeutics, Inc.

	99.2	Press Release dated June 10, 2005 – Cephalon Commences Tender Offer for 2 ½ Percent Convertible Subordinated Notes Due 2006

	99.3	Press Release dated June 14, 2005 – Cephalon, Inc. Completes Acquisition of Salmedix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: June 14, 2005	By:	/s/ John E. Osborn
John E. Osborn
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 13, 2005 – Cephalon, Inc. Announces Acquisition of TRISENOX® from Cell Therapeutics, Inc.
99.2	Press Release dated June 10, 2005 – Cephalon Commences Tender Offer for 2 ½ Percent Convertible Subordinated Notes Due 2006
99.3	Press Release dated June 14, 2005 – Cephalon, Inc. Completes Acquisition of Salmedix, Inc.